Exhibit 10(a)

PPL CORPORATION
NON-QUALIFIED STOCK OPTION AGREEMENT

This Letter Agreement will confirm a grant to you of a non-qualified Stock Option (“Stock Option”) of PPL Corporation Common Stock under the PPL Incentive Compensation Plan ("ICP") or PPL Incentive Compensation Plan for Key Employees ("ICPKE") (the “Plan”).

1.  GRANT OF OPTIONS. The Company hereby grants to you a Stock Option to purchase all or any part of the number of shares of Common Stock of the Company as shown on Exhibit A of this Agreement on the terms and conditions as set forth herein and in the Plan.

2.  OPTION PRICE. The price at which the option shares may be purchased under the Stock Option (the “Option Price”) is shown on Exhibit A of this Agreement.

3.  DURATION AND EXERCISE OF THE OPTIONS. The Stock Option shall be exercisable upon the terms and conditions of the Plan, as supplemented by this Agreement, and not otherwise.
The Stock Option shall become exercisable in installments upon the earliest exercisable date for such installment set out on Exhibit A.
The Stock Option must be exercised in portions of not less than 100 shares, or any integral multiple thereof, except to complete the exercise of the Stock Option grant. The Stock Option may not be exercised subsequent to the day before the tenth anniversary of the date of grant.

4.  METHOD OF EXERCISE. The Stock Option may be exercised, during your lifetime, only by you. Exercise of the Stock Option shall be by appropriate written notice delivered to the Vice President-Human Resources, or such person as is designated by the Vice President-Human Resources from time to time, accompanied by valid payment in the form of or through: (a) a check payable to the order of the Company; (b) an attestation form confirming your current ownership of whole shares of Company Common Stock sufficient to cover the cost of exercise for the shares to be purchased, together with a check payable to the order of the Company for any shortfall; (c) a cashless exercise of your stock option effected through your own broker, in the case of Stock Options awarded under the ICP, and PPL's arrangement with Merrill Lynch, in the case of Stock Options awarded under the ICPKE; or (d) through any other payment method authorized by the Company.

5.  APPLICABILITY OF THE PLAN. This Agreement and the Stock Option granted hereunder are subject to all of the terms and conditions of the Plan, which are hereby incorporated by reference, and may not be assigned or transferred, except by will or the laws of descent and distribution in the case of the death of an optionee.

6.  WITHHOLDING TAXES. Upon exercise of the Stock Option, you must arrange for the payment to the Company of all applicable withholding taxes resulting from such exercise promptly after you have been notified of the amount thereof by the Vice President-Human Resources, or his/her designee. Shares may be withheld to pay withholding taxes if you have made a proper election to pay withholding taxes in this manner.

7.  RETIREMENT. "Retirement" means termination of employment with the Company and your election for monthly retirement benefits to commence immediately under the PPL Retirement Plan, or, if you are not a participant of the PPL Retirement Plan, you elect immediate commencement of benefits under any other defined benefit pension plan, whether or not tax qualified (such as the PPL SERP). On Retirement, Stock Options become exercisable immediately for all Stock Options awarded under the ICPKE. For ICP participants, on retirement, all Stock Options at least one year old become exercisable immediately.

8.  DEATH OR LONG-TERM DISABILITY. On death or eligibility for benefits under the PPL Long Term Disability plan, the term of all your Stock Options will end in 36 months after such death or eligibility or, if earlier, on the tenth anniversary of the date of grant. Your death Beneficiary may exercise the Stock Options on your behalf after death.

9.  TERMINATION OF EMPLOYMENT. If your employment is terminated, voluntarily or involuntarily, and you are not eligible for or do not elect immediate commencement of monthly retirement benefits under the PPL Retirement Plan (or other defined benefit pension plan if not a PPL Retirement Plan participant), the term of all your Stock Options ends 60 days after such termination of employment, and any options that are not then exercisable shall terminate and be of no further force and effect.

10.  CHANGE IN CONTROL. In the event of a Change in Control, all Stock Options of any kind are immediately exercisable. The term of all Stock Options then ends 36 months after termination of employment or, if earlier, on the tenth anniversary of the date of grant.

11.  DEFINITIONS; CONFLICT. Capitalized terms not otherwise defined shall have the meaning specified in the Plan. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

12.  NO RIGHT TO CONTINUED EMPLOYMENT. Neither the grant nor the exercise of the option shall confer on you any right to be retained in the employ of the Company or its subsidiaries, or to receive subsequent options or other awards under the Plan. The right of the Company or any subsidiary to terminate your employment with it at any time or as otherwise provided by any agreement between the Company or any subsidiary and you is specifically reserved.

13.  APPLICABLE LAW. The validity, construction, interpretation, administration, and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the Commonwealth of Pennsylvania.

14.  NO RIGHTS OF SHAREHOLDER. You shall not have any of the rights of a shareholder with respect to shares subject to the option except to the extent that such shares shall have been issued to you upon the exercise of the option.

15.  AMENDMENT. The terms of this Agreement may be amended from time to time by the Committee in its sole discretion in any manner that it deems appropriate (including, but not limited to, the acceleration provisions), provided, however, that no such amendment shall, without your consent, diminish your rights under this Agreement.
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To confirm your acceptance of the foregoing, kindly sign and promptly return one copy of Exhibit A of this Letter Agreement to the Company.

Sincerely,
PPL Corporation

By /s/ William F. Hecht
William F. Hecht
Chairman & CEO

Exhibit A

STOCK OPTION AGREEMENT

Non-Qualified
Stock Option Granted To: «First_Name» «Last_Name» SSN: «SSN»

Plan:       «Plan»

Grant Date:     _____________________

Installment	Number of Stock Options	Earliest Exercisable Date

1.	«options1»	«Vdate1»
2.	«options2»	«Vdate2»
3.	«options3»	«Vdate3»

Option Price: $«price»

_____________________________________
Optionee

_____________________________________
Date